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                                                                Exhibit 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Megatest Corporation on Form S-8 of our report dated September 21, 1993 on the consolidated financial statements of Megatest Corporation as of August 31, 1993 and for each of the two years ended August 31, 1993, appearing in the Annual Report on Form 10-K of Megatest Corporation for the year ended August 31, 1994.


DELOITTE & TOUCHE LLP
San Jose, California

April 24, 1995